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                                                                      EXHIBIT 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS


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                                                   Third Quarter Ended                   Nine Months Ended
                                            Sept. 30,         Sept. 30,         Sept. 30,         Sept. 30,
                                                1997              1996              1997              1996
(In thousands)                          ------------      ------------      ------------      ------------
Income before extraordinary loss        $ 52,889,000      $ 42,350,000      $ 95,373,000      $103,737,000
Extraordinary loss, net                            -                 -        (8,134,000)                -
                                        ------------      ------------      ------------      ------------
Net income                              $ 52,889,000      $ 42,350,000      $ 87,239,000      $103,737,000
                                        ============      ============      ============      ============
Primary Earnings Per Share
Weighted average number of common
  shares outstanding                     100,038,685       102,762,954       100,793,711       102,688,120
    Common stock equivalents
      Additional shares based on
        average market price for
        period:
         Restricted stock                    152,580            38,327            55,551            48,527
         Stock options                       643,454           522,961           517,570           713,283
                                        ------------      ------------      ------------      ------------
Average number of primary common
  and common equivalent shares
  outstanding                            100,834,719       103,324,242       101,366,832       103,449,930
                                        ============      ============      ============      ============
Primary earnings per common and
  common equivalent share
    Income before extraordinary
      loss                              $       0.52      $       0.41      $       0.94      $       1.00
    Extraordinary loss, net                        -                 -             (0.08)                -
                                        ------------      ------------      ------------      ------------
    Net income                          $       0.52      $       0.41      $       0.86      $       1.00
                                        ============      ============      ============      ============

Fully Diluted Earnings Per Share
Average number of primary common
  and common equivalent shares
  outstanding                            100,834,719       103,324,242       101,366,832       103,449,930
    Additional shares based on
      period-end price applicable
      to:
        Restricted stock                      22,240                 -            73,642                 -
        Stock options                        205,983                 -           331,867                 -
                                        ------------      ------------      ------------      ------------
Average number of fully diluted
  common and common equivalent
  shares outstanding                     101,062,942       103,324,242       101,772,341       103,449,930
                                        ============      ============      ============      ============
Fully diluted earnings per common
  and common equivalent share
    Income before extraordinary
      loss                              $       0.52      $       0.41      $       0.94      $       1.00
    Extraordinary loss, net                        -                 -             (0.08)                -
                                        ------------      ------------      ------------      ------------
    Net income                          $       0.52      $       0.41      $       0.86      $       1.00
                                        ============      ============      ============      ============
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